Exhibit 99.02

Contact:

Deanne Eagle - Media Relations	917.837.5866
Susan Roush - Investor Relations	818.222.8330

NEURALSTEM PRESIDENT AND CEO TO UPDATE ONGOING ALS AND
NSI-189/MAJOR DEPRESSIVE DISORDER TRIALS AT 2012 BIOTECH SHOWCASE

ROCKVILLE, Maryland, January 9, 2012 – Neuralstem, Inc. (NYSE Amex: CUR) announces that President and CEO Richard Garr will present at the 2012 Biotech Showcase in San Francisco on Tuesday, January 10, 1:45-3:00pm PT. Garr will serve on the Therapeutic Focus Panel entitled, “Neurodegenerative Disease, Ophthalmology and Spinal Injury,” featured in the Alliance for Regenerative Medicine (ARM) Insight Track. Garr will also present a business overview, including an update on the world’s first FDA-approved stem cell injections in the cervical region, in its ongoing ALS cell therapy Phase I trial. He will also present an update on the recently FDA-approved advancement to Phase Ib dosing in depressed patients of its first-in-class NSI-189 small molecule drug, in its ongoing NSI-189/major depressive disorder (MDD) trial.

The 2012 Biotech Showcase will be held at the Parc 55 Wyndham Hotel in San Francisco, January 9-11. For more information, see: http://www.ebdgroup.com/bts/index.php. Biotech Showcase runs concurrently to the world’s largest annual healthcare investor conference, and provides private and public life science companies the opportunity to present to an audience of investors and business development executives interested in innovative biotech companies.

About Neuralstem

Neuralstem's patented technology enables the ability to produce neural stem cells of the human brain and spinal cord in commercial quantities, and the ability to control the differentiation of these cells constitutively into mature, physiologically relevant human neurons and glia. Neuralstem is in an FDA-approved Phase I safety clinical trial for amyotrophic lateral sclerosis (ALS), often referred to as Lou Gehrig's disease, and has been awarded orphan status designation by the FDA.

In addition to ALS, the company is also targeting major central nervous system conditions with its cell therapy platform, including spinal cord injury, ischemic spastic paraplegia, chronic stroke, and Huntington's disease. The company has submitted an IND (Investigational New Drug) application to the FDA for a Phase I safety trial in chronic spinal cord injury.

Neuralstem also has the ability to generate stable human neural stem cell lines suitable for the systematic screening of large chemical libraries. Through this proprietary screening technology, Neuralstem has discovered and patented compounds that may stimulate the brain's capacity to generate new neurons, possibly reversing the pathologies of some central nervous system conditions.  The company has received approval from the FDA to conduct a Phase Ib safety trial evaluating NSI-189, its first small molecule compound, for the treatment of major depressive disorder (MDD).  Additional indications could include schizophrenia, Alzheimer's disease and bipolar disorder.

For more information, please go to www.neuralstem.com.

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Neuralstem's technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including the annual report on Form 10-K for the year ended December 31, 2010 and the  quarterly report on Form 10-Q for the period ended September 30, 2011.

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